          As filed with the Securities and Exchange Commission on June 27,  2001
                                                       Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   -----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                                   -----------

                       AVISTAR COMMUNICATIONS CORPORATION
             (Exact name of Registrant as specified in its charter)

                                   -----------

       Delaware                                     88-0383089
------------------------                ---------------------------------------
(State of incorporation)                (I.R.S. Employer Identification Number)

                       555 Twin Dolphin Drive, Suite 360
                        Redwood Shores, California 94065
    (Address, including zip code of Registrant's principal executive offices)

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                            2000 DIRECTOR OPTION PLAN
                            (Full title of the plan)

                                   -----------

                                Gerald J. Burnett
          Chairman of the Board, President and Chief Executive Officer
                       Avistar Communications Corporation
                        555 Twin Dolphin Drive, Suite 360
                        Redwood Shores, California 94065
                                 (650) 610-2900
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   -----------

                                   Copies to:

                              ROBERT P. LATTA, ESQ.
                        Wilson Sonsini Goodrich & Rosati
                            Professional Corporation
                               650 Page Mill Road
                               Palo Alto, CA 94306
                                 (650) 493-9300

                                   -----------

                         CALCULATION OF REGISTRATION FEE
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
===================================================================================================================================

                                                                      Proposed Maximum       Proposed Maximum
Title of Each Class of Securities to be                              Offering Price Per     Aggregate Offering        Amount of
               Registered                 Amount to be Registered         Share(2)                 Price           Registration Fee
----------------------------------------- ------------------------- ---------------------- ---------------------- ------------------
Common Stock, $0.001 par value, to be
issued under the 2000 Director Option
Plan(1)................................        350,000 shares            $1.64                 $574,000.00            $143.50
===================================================================================================================================

(1) Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of the Registrant's Common Stock that become issuable under the 2000 Director Option Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction affected without the receipt of consideration that increases the number of the Registrant's outstanding shares of Common Stock.

(2) Estimated in accordance with Rule 457(c) solely for the purpose of calculating the registration fee based upon the average of the high and low prices of the Common Stock as reported on the Nasdaq National Market on June 22, 2001.

================================================================================

     The contents of the Registrant's Form S-8 Registration Statement (Registration Statement No. 333-43944) filed with the Commission on August 16, 2000 are incorporated herein by reference.

             PART II INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3. INCORPORATION BY REFERENCE

     The following documents, which have been filed by the Company with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 are incorporated by reference herein and shall be deemed to be a part hereof:

     (a) Annual report on Form 10-K for the fiscal year ended December 31, 2000 filed on March 9, 2001.

     (b) Quarterly report on Form 10-Q for the quarter ended March 31, 2001 filed on April 26, 2001.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

     Mr. Robert P. Latta, a director of the Company, is also a partner of the law firm Wilson Sonsini Goodrich & Rosati, a professional corporation ("WSGR"). Mr. Latta and WSGR have represented the Company and its predecessors since 1994 as corporate counsel.

ITEM 8. EXHIBITS

  Exhibit
  Number                             Documents
------------    ----------------------------------------------------------------
    4.1         2000 Director Option Plan, as amended

    5.1         Opinion of counsel as to legality of securities being registered

   23.1         Consent of Counsel (contained in Exhibit 5.1)

   23.2         Consent of Independent Public Accountants

   24.1         Power of Attorney (see page 4)

ITEM 9. UNDERTAKINGS

          A.   The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended (the "Securities Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the Delaware General Corporation Law, the Certificate of Incorporation of the registrant, the Bylaws of the registrant, indemnification agreements entered into between the registrant and its officers and directors or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant in successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant, Avistar Communications Corporation, a corporation organized and existing under the laws of the State of Delaware, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redwood Shores, State of California, on this 27thth day of June, 2001.

                           AVISTAR COMMUNICATIONS CORPORATION


                           By: /s/ GERALD J. BURNETT
                               ------------------------------------------------
                               Gerald J. Burnett
                               Chairman of the Board, President and Chief
                               Executive Officer (Principal Executive Officer)

                                POWER OF ATTORNEY


         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gerald J. Burnett and William L. Campbell jointly and severally, his or her attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                Signature                                           Title                                    Date
----------------------------------         ----------------------------------------------------           ------------
/s/ GERALD J. BURNETT                      Chairman of the Board, President and Chief Executive          June 27, 2001
----------------------------------         Officer (Principal Executive Officer
Gerald J. Burnett


/s/ WILLIAM L. CAMPBELL                    Vice Chairman of the Board and Corporate Secretary            June 27, 2001
----------------------------------
William L. Campbell


/s/ ROBERT HABIG                           Chief Financial Officer (Principal Financial and              June 27, 2001
----------------------------------         Accounting Officer)
Robert Habig


/s/ R. STEPHEN HEINRICHS                   Director                                                      June 27, 2001
----------------------------------
R. Stephen Heinrichs


/s/ ROBERT P. LATTA                        Director                                                      June 27, 2001
----------------------------------
Robert P. Latta

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



                       AVISTAR COMMUNICATIONS CORPORATION

                       REGISTRATION STATEMENT ON FORM S-8
                       ----------------------------------

                                INDEX TO EXHIBITS

  Exhibit
  Number                             Documents
------------    ----------------------------------------------------------------
    4.1         2000 Director Option Plan, as amended

    5.1         Opinion of counsel as to legality of securities being registered

   23.1         Consent of Counsel (contained in Exhibit 5.1)

   23.2         Consent of Independent Public Accountants

   24.1         Power of Attorney (see page 4)